UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2015

GYROTRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0382375
(State of incorporation)	(I.R.S. Employer Identification No.)

3412 Progress Drive

Bensalem, Pennsylvania 19020

(Address of principal executive offices)

(215)-244-4740

(Registrant’s telephone number, including area code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02: Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 8, 2015 Gyrotron Technology, Inc. (the “Company”) was informed by Freed Maxick CPAs, P.C., the independent registered public auditor for the Company, that although the financial statements included in the Company’s Form 10 filed by the Company on December 31, 2014 were issued in conformity with U.S. generally accepted accounting principles (GAAP) for non-SEC registered companies, and continue to comply with such principles, such financial statements were not prepared in accordance with GAAP for SEC registered companies or with United States Securities and Exchange Commission Regulation S-X (Regulation S-X). Upon inclusion of these financial statements in the Form 10, the Company was required to comply with Regulation S-X. As a result, the Company’s financial statements included in the Form 10 contained a material misstatement related to accounting for redeemable preferred stock instruments.

Specifically, redeemable preferred stock had been recorded as permanent equity within stockholders’ deficiency on the balance sheet; however, in accordance with the guidance enumerated in FASB ASC No. 480-10 “Distinguishing Liabilities from Equity”, FASB ASC No. 210-10 “Balance Sheet” and Rule 5-02.27 of Regulation S-X, the redeemable preferred stock instruments should have been recorded as temporary equity in the mezzanine section of the balance sheet as the instruments contained certain conditional redemption features determined to be outside of the control of the Company. As a result of this matter, the December 31, 2011, 2012 and 2013 balance sheets, as well as the September 30, 2014 balance sheet, all included in the Form 10, are misstated. The correction of these balance sheets would result in an increase in stockholders’ deficiency and the addition of temporary equity in the following approximate amounts:

•	December 31, 2011 - $5,154,000
•	December 31, 2012 - $5,947,000
•	December 31, 2013 - $7,280,000
•	September 30, 2014 - $6,094,000

The misstatement does not affect the statement of operations, net loss or loss per common share.

The Company expects to file audited financial statements as of December 31, 2014 and December 31, 2013 in its Annual Report on Form 10-K as soon as possible. These financial statements will disclose the restatement as of December 31, 2013 and properly reflect these items as temporary equity as of December 31, 2014.

Members of the Board of Directors of the Company have discussed the foregoing with Freed Maxick CPAs, P.C.

The Company has provided Freed Maxick CPAs, P.C. with a copy of this disclosure and has requested that they furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the above statements, and if not, stating the respects in which they do not agree. A copy of such response received by the Company is attached to this Form 8-K.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits:

Exhibit 10.3	Letter from Freed Maxick CPAs, P.C to the Securities and Exchange Commission, dated April 14, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2015	By:	/s/ Vlad Sklyarevich
Vlad Sklyarevich
President, Treasurer and Director